EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2, as amended, of our report dated December 12, 2003 on the financial statements of Lorcom Technologies, Inc. as of September 30, 2003 and for the year then ended and to the reference to our firm under the caption "Experts" in this registration statement.


SPICER JEFFRIES LLP

Denver, Colorado
March 21, 2005